SCHEDULE 14A INFORMATION
                           Proxy                          Statement  Pursuant to
                                                          Section  14(a)  of the
                                                          Securities    Exchange
                                                          Act of 1934 (Amendment
                                                          No. ___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement [ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12.

                              Hurco Companies, Inc.
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required
[    ] Fee computed on table below per Exchange Act Rules  14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
         ......................................................................
     2)  Aggregate number of securities to which transaction applies:
         ......................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ......................................................................
     4)  Proposed maximum aggregate value of transaction:
         ......................................................................
     5)  Total fee paid:
         ......................................................................

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:...............................................
     2)  Form Schedule or Registration Statement No.:..........................
     3)  Filing Party:.........................................................
     4)  Date Filed:...........................................................

                              HURCO COMPANIES, INC.

                               ONE TECHNOLOGY WAY
                                 P.O. BOX 68180
                           INDIANAPOLIS, INDIANA 46268
                                 (317) 293-5309

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 25, 2001


To Our Shareholders:

The 2001 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, 46268 at 10:00 a.m.
(Indianapolis  time) (11:00 a.m. EDT) on Wednesday,  April 25,
2001, for the following purposes:

1. To elect seven directors to serve until the next annual meeting or until their successors are duly elected and qualified.

2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

Only shareholders of record as of the close of business on February 26, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.


                            By order of the Board of Directors,



                            Roger J. Wolf, Secretary


March 15, 2001
Indianapolis, Indiana

                             YOUR VOTE IS IMPORTANT

                      Even if you plan to attend the meeting,
                      we urge you to mark, sign and date the
                      enclosed proxy and return it promptly
                      in the enclosed envelope.

                              HURCO COMPANIES, INC.
                               One Technology Way
                                 P. O. Box 68180
                           Indianapolis, Indiana 46268

                         Annual Meeting of Shareholders
                                 April 25, 2001
------------------------------------------------------------------------------

                                 PROXY STATEMENT
------------------------------------------------------------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to the holders (the "Shareholders") of common stock of Hurco Companies, Inc. ("Hurco" or the "Company") in connection with the solicitation of proxies by the Board of Directors for the 2001 Annual Meeting of Shareholders to be held at 10:00 a.m. (Indianapolis time) (11:00 a.m. EDT) on April 25, 2001 at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to the Shareholders on or about March 15, 2001. Proxies are being solicited principally by mail. Directors, officers and regular employees of Hurco may also solicit proxies personally by telephone, telegraph or otherwise. All expenses incident to the preparation and mailing to the Shareholders of the Notice, Proxy Statement and form of Proxy will be paid by Hurco.

Shareholders of record as of the close of business on February 26, 2001, are entitled to notice of and vote at the Annual Meeting or any adjournments thereof. On such record date, Hurco had 5,693,758 shares of common stock outstanding and entitled to vote. Each share will be entitled to one vote with respect to each matter submitted to a vote. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

If the enclosed form of proxy is executed and returned, it may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

A proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the instructions of the shareholder in the proxy. If no instructions are given, the proxy will be voted for the election of the Board of Directors' nominees named in this Proxy Statement. Directors will be elected by a plurality of the votes cast. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owners. Shares that are not voted with respect to a specific proposal will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither the non-voting of shares nor abstentions will affect the matters to be voted on at the Annual Meeting.

                              ELECTION OF DIRECTORS

The Board of Directors has nominated seven persons for election as directors. Except for Mr. Gerald V. Roch, all nominees are currently directors. Each director will serve for a term of one year, which expires at the next Annual Meeting of Shareholders of the Company when his successor has been elected. The seven nominees are: Robert W. Cruickshank, Michael Doar, Brian D. McLaughlin, Richard T. Niner, O. Curtis Noel and Charles E. Mitchell Rentschler and Gerald V. Roch. Unless authority is specifically withheld, the shares represented by the enclosed form of proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors knows of no reason why any of the nominees would be unable to accept election.


The following information sets forth the name of each director, his age, tenure as a director, principal occupation and business experience for the last five years:

                                                                   Served as a
Name                                         Age                 Director since
----                                         ---                 --------------
Robert W. Cruickshank (1,2)                   55                       2000

Michael Doar (1,2)                            45                       2000

Brian D. McLaughlin                           58                       1987

Richard T. Niner (3)                          61                       1986

O. Curtis Noel (2,3)                          65                       1993

Charles E. Mitchell Rentschler (1,3)          61                       1986

Gerald V. Roch                                69                        --



Brian D. McLaughlin has been President and Chief Executive Officer of Hurco since December 1987. Mr. McLaughlin has also been a director since 1987.

Robert W. Cruickshank has been owner of R. W. Cruickshank Company, a financial services firm since 1981. Mr. Cruickshank is also a director of Calgon Carbon Corporation, a producer of products and services for the purification, separation and concentration of liquids and gases, and Friedman's Jewelers, Inc., a retail jewelery business.

Michael Doar is Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business. Mr. Doar has held various management positions with Ingersoll International since 1989.

Richard T. Niner was elected Chairman of the Board of Directors on March 9, 1999. Mr. Niner is a general partner of Wind River
Associates.  Mr. Niner is also a general partner of Brynwood
Management II, L.P., the general partner of Brynwood Partners II, L.P., and until December 31, 1998, was a general partner of Brynwood Management, the general partner of Brynwood Partners Limited Partnership. Mr. Niner is a director of Arrow International, Inc., a cardiac critical care products business, and Case, Pomeroy & Company, Inc., a real estate, oil and gas investment business.

O. Curtis Noel has been an independent business consultant for more than ten years specializing in market and industry studies, competitive analysis and corporate development programs with clients in the U.S. and abroad.

Charles E. Mitchell Rentschler has served as President and Chief Executive Officer of The Hamilton Foundry & Machine Co. since 1985. The Hamilton Foundry & Machine Co. filed a petition for relief under Chapter 11 of the Bankruptcy Code on October 10, 2000.

Gerald V. Roch has been an independent business consultant providing general business and technology consulting services since 1994. Mr. Roch was a co-founder of Hurco in 1968 and in 1986 was the founder of Made2Manage Systems, Inc., a manufacturing software company. Mr. Roch served as President and Chief Executive Officer of Made2Manage Systems, Inc. from 1986 until 1994.


(1)      Member of Audit Committee
(2)      Member of Compensation Committee
(3)      Member of Nominating Committee


The Board of Directors recommends a vote FOR each of the nominees listed above.

Board Meetings and Committees

During the last fiscal year, the Board of Directors held six meetings. All of the current directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served.

The Board also has an Audit Committee that held four meetings during the last fiscal year. The Audit Committee has the authority to oversee the Company's accounting and financial reporting activities, and meets with the Company's independent accountants and Chief Financial Officer to review the scope, cost and results of the annual audit and to review internal accounting controls, policies and procedures (the report of the Audit Committee is included on page 8 of this Proxy Statement). The Board of Directors selects the independent accountants of Hurco upon the recommendation of the Audit Committee. See INDEPENDENT ACCOUNTANTS on page 14.

The Board has a Compensation Committee that held three meetings during the last fiscal year. The Compensation Committee reviews and recommends to the Board the compensation of the officers and managers of Hurco and guidelines for the general wage structure of the entire workforce. The Compensation Committee also oversees the administration of the Company's employee benefit plans. The report of the Compensation Committee regarding executive compensation is included on page 9 of this Proxy Statement.

The Board of Directors has a Nominating Committee that held one meeting during the last fiscal year. The Nominating Committee reviews the structure and composition of the Board of Directors and considers the qualifications of and recommends all nominees for directors. The Nominating Committee will consider candidates whose names are submitted in writing by shareholders. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in the Company's By-laws, a copy of which is available upon request. Such requests and any nominations should be addressed to the Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268.

The members of these Committees are identified in the table on pages 2 and 3.

Compensation of Directors

Each director who is not a full-time employee of the Company received a fee of $1,500 for each meeting of the Board of Directors attended. Each such director also received $5,000 per fiscal quarter. Directors are also entitled to receive reimbursement for travel and other expenses incurred in attending such meetings. Mr. Niner received annual compensation of $72,000 for his services as Chairman of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership with the Securities and Exchange Commission and Nasdaq. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Company believes that, during its fiscal year ending October 31, 2000, its officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a), except for one acquisition transaction by Mr. Cruickshank for October, 2000, which was reported late.

                             EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth all compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the other four executive officers of Hurco (the Named Executive Officers) whose salary and bonus exceeded $100,000 during fiscal 2000.

                           Summary Compensation Table

                                                                                         Long-Term
                                                        Annual Compensation             Compensation
                                              ------------------------------------      -------------
                                                                      Other Annual        Securities        All Other
Name and                           Fiscal        Salary      Bonus    Compensation     Underlying Options  Compensation
Principal Position                  Year           ($)       ($)(1)      ($)(2)              (3)              ($)(4)
------------------                  ----         ------      ------   ------------     ------------------  ------------
Brian D. McLaughlin                  2000       $278,076     90,000        --               40,000            $52,506
President and CEO                    1999        268,077         --        --               50,000             52,206
                                     1998        258,077     75,000        --                 --               52,206

Roger J. Wolf                        2000       $173,462     50,000        --               30,000            $46,933
Sr. VP, Secretary                    1999        165,946         --        --               25,000             47,566
Treasurer and CFO                    1998        160,039     50,000        --                 --               48,064

James D. Fabris                      2000       $185,576     65,000        --               20,000            $24,284
Executive Vice                       1999        165,904         --        --               35,000             23,984
President - Operations               1998        156,154     65,000        --                 --               24,054

Bernard C. Faulkner                  2000       $108,596     25,000      36,939             25,000            $17,151
President - Hurco
North America

David E. Platts                      2000       $105,182     20,000        --               10,000            $14,577
Vice President of                    1999        105,000         --        --               10,000             14,802
Technology & Business                1998        104,038     10,000        --                 --               15,436
Developement
---------------------------

(1)      Represents cash bonuses earned and paid in the subsequent year.
(2)      Represents compensation related to relocation costs.
(3) Represents shares of common stock underlying grants of options made during the year. We have not granted any Stock
         Appreciation Rights (SARs).
(4) Represents contributions to defined contribution plans and split dollar life insurance premiums.

                        Defined Contribution Plan      Company Paid Split-Dollar
Name                         Company Match              Life Insurance Premiums

Brian D. McLaughlin             $5,100                         $47,406
Roger J. Wolf                    4,167                          42,766
James D. Fabris                  5,100                          19,184
Bernard C. Faulkner              2,776                          14,375
David E. Platts                  2,362                          12,215

Stock Options

The following table sets forth information related to options granted and exercised during fiscal 2000 and options held at fiscal year-end by the Named Executive Officers. We do not have any outstanding SARs.

                        Option Grants During Fiscal 2000

                                                     % of Total                                 Potential Realizable
                                      Number of       Options                                 Value at Assumed Annual
                                      Securities     Granted to                                 Rates of Stock Price
                                      Underlying     Employees     Exercise                   Appreciation for Option
                                       Options       in Fiscal      Price      Expiration             Term(1)
Name                                   Granted(2)      Year         ($/SH)       Date           5%($)       10%($)
----                                   --------        ----         ------       ----           -----       -----
Brian D. McLaughlin                     40,000        22.1%         $3.75       12/07/09      $94,334      $239,061
Roger J. Wolf                           30,000        16.6%         $3.75       12/07/09       70,751       179,296
James D. Fabris                         20,000        11.1%         $3.75       12/07/09       47,167       119,531
Bernard C. Faulkner                     25,000        13.8%         $3.63       02/09/10       58,959       149,143
David E. Platts                         10,000         5.5%         $3.75       12/07/09       23,584        59,765

1 The potential realizable value illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of Hurco's common stock from the date of grant through the term of the options.

2 Options may be exercised in three annual installments commencing on the first anniversary of the date of grant except for Bernard C. Faulkner's options which may be exercised in five annual installments.

                                 Aggregated Option Exercises in Fiscal 2000 and Year-End Option Values

                                                                                                 Value of
                                                                  Number of                     Unexercised
                                                            Securities Underlying              In-the-Money
                           Shares                             Unexercised Options                Options
                          Acquired                               at FY-End (#)                 at FY-End ($) (1)
                            on            Value        ---------------------------       ------------------------
                          Exercise      Realized         Exer-            Unexer-         Exer-       Unexer-
Name                        (#)            ($)          cisable           cisable        cisable      cisable
----                      ---------     ---------       -------           -------        -------      -------
Brian D. McLaughlin           --             --          145,000            70,000        $61,250           --
Roger J. Wolf                 --             --           60,000            45,000          6,125           --
James D. Fabris            3,000         $6,375           49,000            43,000         26,375           --
Bernard C. Faulkner           --             --               --            25,000             --
David E. Platts               --             --           33,000            17,000         18,750           --
-----------------------------------------
(1)  Value is calculated  based on the closing  market price of the common stock on October 31, 2000 ($ 3.75) less the option exercise price.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are O. Curtis Noel, Michael Doar and Robert W. Cruickshank. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or order Item 404 of Regulation S-K or is a former officer or employee of the Company or any of its subsidiaries.

Employment Contracts

Brian D. McLaughlin entered into an employment contract on December 14, 1987. The contract term is month-to-month. Mr. McLaughlin's salary and bonus arrangements are set annually by the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Board of Directors. As part of that contract, Mr. McLaughlin is entitled to 12 months' salary if Hurco terminates his employment for any reason other than gross misconduct.

Roger J. Wolf entered into an employment contract on January 8, 1993. The contract term is unspecified. Mr. Wolf's salary and bonus arrangements are set annually by the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Board of Directors. Mr. Wolf is entitled to 12 months' salary if Hurco terminates his employment without just cause.

James D. Fabris entered into an employment contract on November 18, 1997. The contract term is unspecified. Mr. Fabris' salary and bonus arrangement are set annually by the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Board of Directors. As part of the contract, Mr. Fabris is entitled to 12 months' salary if Hurco terminates his employment for any reason other than gross misconduct.

Bernard C. Faulkner entered into an employment contract on February 4, 2000. The contract term is unspecified. Mr. Faulkner's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee.
Mr. Faulkner is entitled to 12 months' salary if Hurco terminates his employment for any reason.

                          REPORT OF AUDIT COMMITTEE

The Company's Audit Committee is comprised of three Directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the system of internal controls which management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, the internal auditors, and the independent accountants.

In accordance with the promulgated new rules regarding audit committees, the Audit Committee has adopted a formal, written charter which was approved by the full Board of Directors of the Company on May 22, 2000. A copy of this charter is included as Exhibit A to this Proxy Statement. The Charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2000, with the Company's management. The Audit Committee has discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen LLP with that firm.

The Company incurred the following fees for services performed by Arthur Andersen LLP for the fiscal year ended October 31, 2000:

    Audit Fees.  Fees for the audit and the review of Forms 10-Q were $ 258,000.
    -----------

    Financial Information Systems Design and Implementation Fees. There were no fees paid to Arthur Andersen LLP for services related to financial information systems design and implementation.

    All Other Fees. Aggregate fees billed for all other services rendered by Arthur Andersen LLP were approximately $ 264,000.
    ---------------

Based on the review and discussions with the Company's independent auditors for the fiscal year ended October 31, 2000, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

                                           Charles E. Mitchell Rentschler
                                           Robert W. Cruickshank
                                           Michael Doar

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes policies relating to the compensation arrangements of the Chief Executive Officer and all other executive officers and oversees the administration of the Company's employee benefit plans. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

Compensation Policy

The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policy integrates annual base compensation with incentive compensation plans based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with stock option incentives, are designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Stock options are granted from time to time to key employees, based primarily on such person's potential contribution to the Company's growth and profitability. The Compensation Committee feels that stock options are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company's stock price. The Compensation Committee believes that linking compensation for the Chief Executive Officer and all other executive officers to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately.

Fiscal 2000 Executive Compensation

For fiscal 2000,  the  Company's  compensation  program for the Chief  Executive
Officer and all other executive officers consisted of (i) base salary; (ii) bonus awards based upon the performance measurements described above; and (iii) stock option awards. During fiscal year 2000, the annual compensation of the Chief Executive Officer included base salary, which was increased from fiscal 1999 for a cost-of-living adjustment and stock option awards. In evaluating 2000 performance, the Committee considered the Company's patent licensing program, as well as other corporate performance criteria in determining the bonus to be awarded to the Chief Executive Officer and other corporate executive officers. The Committee believes that compensation levels for the Chief Executive Officer and all other executive officers and key employees during fiscal 2000 adequately reflect the Company's compensation goals and policies.


                                 O. Curtis Noel
                                 Michael Doar
                                 Robert W. Cruickshank

                                PERFORMANCE GRAPH

The following graph illustrates the cumulative total shareholder return on Hurco common stock for the five-year period ended October 31, 2000, as compared to: the NASDAQ stock market index for U.S. companies (which is the broad equity market index used in last year's Performance Graph); the Russell 2000 Small Company Index (which we believe includes companies which are comparable to Hurco based on market capitalization); and a peer group consisting of NASDAQ traded securities for U.S. companies in the same Standard Industrial Code group as Hurco (Industrial and Commercial Machinery and Computer Equipment). The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Hurco common stock.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Audit Committee Report, Compensation Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth information as of February 15, 2001, regarding beneficial ownership of the Company's common stock by each director and Named Executive Officer, by all directors and executive officers as a group, and by certain other beneficial owners of more than 5% of the common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.

                                                                                     Shares Beneficially Owned
Name and Address                                                                Number                   Percent

                                               Other Beneficial Owners


Wellington Management Co.                                                     645,000 (1)                  11.3%
75 State Street
Boston, Massachusetts 02109

The Prudential Insurance Company of America                                   489,364 (2)                   8.6%
4 Gateway Center
Newark, New Jersey 07102

The TCW Group, Inc.                                                           319,600 (3)                   5.6%
865 South Figueroa Street
Los Angeles, California  90017

Dimensional Fund Advisors                                                     417,200 (4)                   7.3%
1299 Ocean Avenue
Santa Monica, CA  90401

FMR Corporation                                                                364,028 (5)                  6.4%
82 Devonshire Street
Boston, Massachusetts 02109

Royce & Associates, Inc.                                                       365,300 (6)                  6.4%
1414 Avenue of the Americas
New York, NY 10019

Richard T. Niner                                                               452,948(8)                   7.4%
1055 Washington Blvd.
Box 9-5th Floor
Stamford, CT 06901

Directors and Executive Officers
Robert W. Cruickshank                         20,000                      0.3%
Michael Doar                                     --                        --
James D. Fabris                               59,167 (13)                 1.0%
Hendrik J. Hartong, Jr.                       67,912 (7)                  1.1%
Brian D. McLaughlin                          206,909 (9,10)               3.4%
Richard T. Niner                             452,948 (8)                  7.4%
O. Curtis Noel                                25,000 (7)                  0.4%
David E. Platts                               48,033 (14)                 0.8%
Charles E. Mitchell Rentschler                35,100 (7,11)               0.6%
Roger J. Wolf                                 83,492 (12)                 1.4%
Executive officers and directors           1,009,894 (15)                16.3%
as a group (12 persons)

(1) According to a Schedule 13G, dated December 31, 2000, Wellington Management Co. has shared voting power for all shares.

(2) According to a Schedule 13G, dated December 31, 1999, the Prudential Insurance Company of America has sole voting power for all shares.

(3) According to a Schedule 13G, dated December 31, 2000, the TCW Group, Inc. has shared voting power for all shares.

(4) According to a Schedule 13G, dated December 31, 2000, Dimensional Fund Advisors has sole voting power for all shares.

(5) According to a Schedule 13G, dated December 31, 2000, FMR Corporation has sole voting power for all shares.

(6) According to a Schedule 13G, dated December 31, 2000, Royce & Associates had sole voting power for all shares.

(7) Includes 25,000 shares subject to options that are exercisable within 60 days.

(8) Includes 25,000 shares subject to options that are exercisable within 60 days and 500 shares owned by Mr. Niner's children as to which Mr. Niner disclaims beneficial ownership.

(9) Includes 158,333 shares subject to options held by Mr. McLaughlin that are exercisable within 60 days.

(10) Includes 10,986 shares owned by Mr. McLaughlin's wife and children, as to which he may be deemed to have beneficial ownership.

(11) Includes 10,100 shares owned by Mr. Rentschler's wife, as to which he may be deemed to have beneficial ownership.

(12) Includes 70,000 shares subject to options that are exercisable within 60 days.

(13) Includes 55,667 shares subject to options that are exercisable within 60 days.

(14) Includes 36,333 shares subject to options that are exercisable within 60 days.

(15) Includes 431,666 shares subject to options that are exercisable within 60 days.

                             INDEPENDENT ACCOUNTANTS

Arthur Andersen LLP served as the independent accountants to audit the financial statements of Hurco for the fiscal year ended October 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders. The Board of Directors expects to reappoint Arthur Andersen LLP as independent accountants to serve for the fiscal year ended October 31, 2001.

                              SHAREHOLDER PROPOSALS

The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2002 Annual Meeting of Shareholders is November 15, 2001.

In order to be considered at the 2002 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any business to be brought by a shareholder before an annual shareholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the shareholder making the proposal. A copy of the Company's By-Laws is available upon request. Such requests and any shareholder proposals should be sent to Roger J. Wolf, Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana, 46268, the principal executive offices of the Company.

                           ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended October 31, 2000 with the Securities and Exchange Commission.
Shareholders may obtain a copy of the Form 10-K by writing to Roger J. Wolf, Senior Vice-President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268. A copy of the 10-K can also be obtained at hurco.com or SEC.gov.

                                 OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matters.

Exhibit A

                              Hurco Companies, Inc.
                             Audit Committee Charter


The Audit Committee is a committee of three individuals within the Board of Directors and shall assist the Board in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ. The members of the Audit Committee and the Audit Committee Chairperson shall be appointed by the full Board.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.       Review and reassess the adequacy of this Charter annually.

2.       Review  the  annual  audited  financial   statements  with  management,
         including major issues regarding accounting and auditing principles and practices as well as the Company's system of internal controls.

3. Review with management and the independent auditors any significant financial reporting issues raised by them in connection with the preparation of the Company's financial statements.

4. Review proposed major changes to the Company's auditing and accounting principles and practices that are brought to their attention by the independent auditors or management.

5. Recommend to the full Board the appointment of the independent auditors.

6. Review questions related to independence of the independent auditors that are brought to their attention and, if necessary, recommend that the Board take appropriate action regarding such matters.

7. Review the performance of the independent auditors and, if so determined, recommend that the Board replace the independent auditors.

8. Ensure that the independent auditor submits a formal written statement regarding relationships and services which may affect objectivity and independence.

9. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

10. Discuss with the independent auditors the matters required to be discussed by professional standards (including applicable Statements on Auditing Standards) or other regulatory bodies relating to the conduct of the audit.

11. Review with the independent auditors any management letter they provide and management's response to that letter, if necessary.

12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

13.      Review with the Board, as necessary in the Audit  Committees  judgment,
         the  Company's  policies  and  procedures   regarding  compliance  with
         applicable laws and regulations.

14. Review with counsel legal matters which are brought to their attention and that may have a material impact on the financial statements, the Company's compliance policies and material reports or inquiries received from regulatory bodies.

15. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.


While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.


Approved by the Board of Directors on May 22, 2000


/s/  Roger J. Wolf
------------------------------
Roger J. Wolf, Secretary

                                    -FRONT-

------------------------------------------------------------------------- ----------------------------------------------------------

                          HURCO COMPANIES, INC.                            1.       To elect seven directors to serve until the
                                                                                next Annual Meeting or until their successors are
                                                                                duly elected and qualified.

-------------------------------------------------------------------------
-------------------------------------------------------------------------

Mark box at right if you plan to attend the Annual Meeting.
                                                                           For All      With-   For All
Mark box at right if an address change or comments have been noted on the reverse side of this
card.                                                                      Nominees    hold     Except
                                                                          (01)     Robert W. Cruickshank
                                                                          (02)     Michael Doar
                                                                          (03)     Brian D.
                                                                                  McLaughlin
                                                                          (04)     Richard T. Niner
                                                                          (05)     O. Curtis Noel
                                                                          (06)     Charles E. Mitchell Rentschler
                                                                          (07)     Gerald V. Roch

-------------------------------------------------------------------------
-------------------------------------------------------------------------
                                                                          To withhold authority to vote for any individual
CONTROL NUMBER:                                                           nominee, mark the "For All Except" box and strike a line
RECORD DATE SHARES:                                                       through the name(s) of the nominee(s).  Your shares will
                                                                          be voted "For" the remaining nominee(s).

------------------------------------------------------------------------- ----------------------------------------------------------
------------------------------------------------------------------------- ----------------------------------------------------------
                                                                          2.       To transact such other business as may properly
Please be sure to sign and date this Proxy.      Date: ____________             come before the Annual Meeting or any adjournments
                                                                                thereof.

---------------------------                 ---------------------
                                                                          ----------------------------------------------------------
                                                                          ----------------------------------------------------------
         Shareholder Sign Here                            Co-Owner Sign
Here
------------------------------------------------------------------------- ----------------------------------------------------------


                                    - BACK -

                              HURCO COMPANIES, INC.
                 One Technology Way, Indianapolis, Indiana 46268

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - April 25, 2001
                  Solicited on Behalf of the Board of Directors


The undersigned hereby appoints as proxies Brian D. McLaughlin and Richard T. Niner, or either of them, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco's Corporate Office, One Technology Way, Indianapolis, Indiana at 10:00 a.m. (Indianapolis time) (11:00 a.m. EDT), on Wednesday, April 25, 2001 and any adjournments thereof, upon the matters on the reverse side.

Only shareholders of record as of the close of business on February 26, 2001, are entitle to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

     The shares represented by the Proxy, unless otherwise specified, shall be voted FOR each nominee listed on the reserve side.

PLEASE  VOTE,  DATE AND SIGN ON  RESERVE  SIDE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.


Please sign this proxy exactly as your name(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Has Your Address Changed?                 Do You Have Any Comments?

=====================================     =====================================
-------------------------------------     -------------------------------------